Exhibit 21.1

Principal Subsidiaries, Consolidated Affiliated Entities and Subsidiaries of Consolidated Affiliated Entities of the Registrant

Subsidiaries:

Sky City Holdings Limited, a British Virgin Islands company

Sky City Hong Kong Limited, a Hong Kong company

Sky City (Beijing) Technology Co., Ltd., a PRC company

Next Hop Holdings Limited, a British Virgin Islands company

Next Hop Hong Kong Limited, a Hong Kong company

Pintec (Beijing) Technology Co., Ltd., a PRC company

Consolidated Affiliated Entities:

Anquying (Tianjin) Business Information Consulting Co., Ltd., a PRC company

Xuanji Intelligence (Beijing) Technology Co., Ltd., a PRC company

Hezi (Beijing) Consultants Co., Ltd., a PRC company

Beijing Hongdian Fund Distributor Co., Ltd., a PRC company

Subsidiaries of Consolidated Affiliated Entities:

Anquying (Shanghai) Investment Consulting Co., Ltd., a PRC company

Anquying (Ganzhou) Technology Co., Ltd., a PRC company

Shenzhen Qianhai Minheng Commercial Factoring Co., Ltd., a PRC company

Tianjin Xiangmu Asset Management Co., Ltd., a PRC company

Myfin Insurance Broker Co., Ltd., a PRC company